Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Family Healthcare Solutions, Inc. (“FHCS”), that, to his knowledge, the Quarterly Report of FHCS on Form 10-QSB for the period ended July 31, 2007, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of FHCS. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-QSB. A signed original of this statement has been provided to FHCS and will be retained by FHCS and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 15, 2007	By:	/s/ Aleksandr Shvarts
ALEKSANDR SHVARTS
Chief Executive Officer

Date: August 15, 2007	By:	/s/ Gennady Pomeranets
GENNADY POMERANETS, CPA
Chief Financial Officer